EFFECTIVE NOVEMBER 15, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K 15d-5

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2007

SALAMANDER INNISBROOK, LLC
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

26-0442888
(Commission File Number)	(IRS Employer Identification No.)

36750 US 19N., Palm Harbor, Florida	34684
(Address of Principal Executive Offices)	(Zip Code)

(727) 942-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 16, 2007, Salamander Innisbrook, LLC (the “Company”), together with its affiliates, Salamander Securities, LLC and Salamander Innisbrook Condominium, LLC (collectively, the “Buyer”) completed the purchase of the Innisbrook Resort and Golf Club (the “Resort”) and all of the equity interest in Golf Host Securities, Inc. The purchase was made from Golf Trust of America, Inc., Golf Trust of America, L.P., GTA-IB Golf Resort, LLC, GTA-IB Condominium, LLC and GTA-IB Management, LLC (collectively, the “Seller”) pursuant to the Asset Purchase Agreement dated June 25, 2007 (the “APA”).

As part of the sale of the Business, the Company has assumed operation and control of the Resort’s Rental Pool (the “Rental Pool”), which is a securitized pool of condominiums owned by participating condominium owners (the “Participating Owners”) and rented as hotel rooms to guests of the Resort. The Rental Pool obligated the Seller to make quarterly distributions of a percentage of room revenues to Participating Owners under the Amended and Restated Innisbrook Rental Pool Master Lease Agreement, dated January 1, 2004 (the “Master Lease” or “MLA”) . The Master Lease also entitled Participating Owners to 50% reimbursement of the refurbishments costs of their units during Phases I through IV and 25% for Phase V refurbishments (the “Refurbishment Program”). Obligations in connection with the Refurbishment Program, along with all other obligations under the Master Lease, were assumed upon the closing of the APA.

The purchase price paid by the Buyer to the Seller was approximately $35,000.000 in cash, plus (a) $4,000,000 to be used to settle certain obligations of the Resort, and (b) the assumption of certain liabilities. The purchase price is subject to certain post-closing working capital adjustments, as set forth in the APA.

Item 8.01.  Other Events.

This Form 8-K 15d-5 is being filed by Salamander Innisbrook, LLC (the “Company”) as the initial report of the Company to the Securities and Exchange Commission and as notice that the Company is the “successor issuer” to GTA-IB, LLC (GTA-IB) pursuant to Rule 15d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALAMANDER INNISBROOK, LLC (Registrant)

Date:	By:	/s/ Chuck Pomerantz
Chuck Pomerantz
Vice President and Managing Director

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